Exhibit 10.90

August 12, 2003

Mr. Robert Rudman
President & Chief Executive Officer
SmarTire Systems, Inc.
Suite 150
13151 Vanier Place
Richmond, British Columbia
Canada, V6V 2J1

Re: Engagement Letter

Dear Mr. Rudman:

This letter agreement (this "Agreement") supercedes the March 19, 2003 Investment Banking agreement and confirms SmarTire Systems Inc.'s (the "Company") engagement of HPC Capital Management ("HPC") as investment banker, financial advisor and consultant of the Company and sets forth the terms and conditions pursuant to which HPC shall perform in said capacity.

1. Retention. Subject to the terms and conditions of this Agreement, the Company hereby engages HPC to act on behalf of the Company as a non-exclusive investment banker, financial advisor and consultant commencing on the date hereof and continuing for a period of 6 months hereafter (the "Engagement"). Either party may cancel this Agreement upon 30-calendar day's written notice. The Engagement shall become an exclusive engagement of HPC by the Company as to investment banking services only, for each 30-day period following the Company's written acceptance of a term sheet for a proposed financing, in order to permit HPC to attempt to complete such financing. The Engagement shall again become non-exclusive at the end of such 30-day period, until and unless the Company shall then execute another term sheet.

2. Services. During the Engagement and subject to the terms and conditions herein, HPC agrees to provide financial services to the Company consisting of: (i) evaluating the Company's requirements for funding growth and expansion of the Company's operations; (ii) advising the Company as to alternative modes and sources of financing; (iii) analyzing the impact of business decisions, policies, and practices on the value of the Company's business and securities; (iv) increasing the public exposure of the Company through introductions to institutions, brokers and the investment community; (v) bringing to the attention of the Company possible business opportunities and evaluating business opportunities generally, whether or not HPC or others originate such opportunities; and (vi) providing a research report respecting the Company in accordance with HPC's typical format and practices for such reports. Any opinions expressed in such report shall consist solely of the independent opinions of HPC's research department, and HPC does not represent to the Company that such report shall contain a favorable investment recommendation or any investment recommendation at all. HPC agrees to devote such time, attention, and energy as may be necessary to perform the services hereunder. The Company expressly acknowledges and agrees that nothing herein shall be construed, however, to require HPC to (i) provide a minimum number of hours of service to the Company or to limit the right of HPC to perform similar services for the benefit of persons or entities other than the Company, (ii) commit to purchase securities of the Company or secure financing on behalf of the Company by third parties, (iii) ensure that any potential investor(s) introduced to the Company by HPC will execute final agreements with the Company, or (iv) guaranty the obligations of any investor(s) introduced to the Company by HPC under any final agreements with such investor(s).

3. Remuneration. For undertaking the Engagement and for other good and valuable consideration, including but not limited to, the substantial benefit the Company will derive from the ability to announce its relationship with HPC, the Company agrees as follows:

(a) Commencement Retainer. Within 5 business days from the date hereof, the Company shall pay a $15,000 fee and issue and deliver 200,000 shares of the Company's common stock, in the aggregate (the "Commencement Retainer Shares"), which shares are nonrefundable and do not constitute prepayment for future services, to HPC Capital Management.

(b) Placement Fees. The Company shall pay to HPC a cash placement fee equal to 8% of the total purchase price of the Company's securities sold, including all amounts placed in an escrow account or payable in the future (including future issuances resulting from anti dilution provisions) and all amounts paid or payable upon exercise, conversion or exchange of such securities received or receivable directly by the Company ("Aggregate Consideration") in any placement of the Company's securities in connection with HPC's efforts hereunder. Such consideration paid in cash shall be paid directly to HPC out of escrow, as and when such consideration is paid to the Company. Notwithstanding the foregoing, in connection with the exercise of any investor warrants issued in connection with a placement of the securities in connection with HPC's efforts hereunder, HPC's placement fee shall be reduced to 4% of the cash proceeds and shall be paid on receipt of such funds into the escrow account established for this purpose by the Company.

(c) Tail Period. The Company shall and shall have caused its affiliates to pay HPC all compensation described in this Section 3 with respect to all financing candidates at any time prior to the expiration of 1 year after the Termination Date (the "Tail Period") if such candidates were identified to the Company by HPC during the Authorization Period and HPC provided written notification to the Company of the introduction and Company does not dispute in writing that HPC identified such candidates to the Company.

4. Representations, Warranties and Covenants of the Company. The Company hereby represents warrants and covenants as follows:

(a) (i) The Company has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, (ii) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Company's certificate of incorporation or by-laws, or (B) any agreement to which the Company is a party or by which any of its property or assets is bound.

(b) Upon the filing of any registration statement by the Company pursuant to the Securities Act of 1933, as amended, in connection with the proposed offer and sale of any of its securities by it or any of its security holders, the Company shall also register for resale by the holder(s) thereof in such registration statement any common equity securities issued or issuable as a result of any placement made pursuant to this Agreement.

5. Representations, Warranties and Covenants of HPC. HPC hereby represents and warrants that: (i) it has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, (ii) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of HPC enforceable in accordance with its terms, (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) HPC's certificate of incorporation or by-laws, or (B) any agreement to which HPC is a party or by which any of its property or assets is bound.

6. Independent Contractor. HPC and the Company hereby acknowledge that HPC is an independent contractor. HPC shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of, or joint venture with, the Company. In addition, HPC shall take no action, which binds, or purports to bind, the Company.

7. Confidentiality. The Company acknowledges that all opinions and advice, whether oral or written, given by HPC to the Company in connection with this Agreement are intended solely for the benefit and use of the Company in considering the transactions to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of HPC to be given hereunder, and no such opinion or advice shall be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company in communications with third parties at any time, in any manner or for any purpose, nor may the Company make any public references to HPC or use HPC's name in any annual report or any other report or release of the Company without HPC's prior written consent, except that the Company may, without HPC's further consent, disclose this Agreement (but not information provided to the Company by HPC) in the company's filings with the Securities and Exchange Commission, if such disclosure is required by law. Similarly, the Company may provide proprietary and confidential information to HPC in connection with this Agreement, which Company will identify as such at the time it is disclosed to HPC. HPC will keep such information confidential and not disclose it to any third party without Company's consent, and will use any such information provided by the Company solely for the purpose of providing services to the Company under this Agreement. The Company does not guarantee the accuracy of any technical or economic projection and forecasts that may be provided to HPC hereunder.

8. Reimbursement. The Company agrees to reimburse promptly HPC, upon request from time to time, for all reasonable, out-of-pocket expenses incurred by HPC (including fees and disbursements of counsel and of other consultants and advisors retained by HPC) in connection with the matters contemplated this Agreement. The Company's prior approval in writing will be required for any individual expenses above $500.00.

9. Indemnification. The Company agrees that it shall indemnify and hold harmless, HPC, its stockholders, directors, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party: (a) arising out of, or in connection with, any actions taken or omitted to be taken by the Company, its affiliates, employees or agents, or any untrue statement or alleged untrue statement of a material fact contained in any of the financial or other information furnished to HPC by or on behalf of the Company or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) with respect to, caused by, or otherwise arising out of any transaction contemplated by the Agreement or HPC's performing the services contemplated hereunder; provided, however, the Company will not be liable under clause (b) hereof to the extent, and only to the extent, that any loss, claim, damage, liability or expense is finally judicially determined to have resulted primarily from HPC's gross negligence or bad faith in performing such services.

If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Company shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Company on the one hand and HPC on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and HPC on the other, but also the relative fault of the Company and HPC; provided, however, in no event shall the aggregate contribution of HPC and/or any Indemnified Party be in excess of the net compensation actually received by HPC and/or such Indemnified Party pursuant to this Agreement.

The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder (whether or not such Indemnified Party is a party thereto), unless such consent or termination includes an express unconditional release of such Indemnified Party, reasonably satisfactory in form and substance to such Indemnified Party, from all losses, claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

In the event any Indemnified Party shall incur any expenses covered by this Section 9, the Company shall reimburse the Indemnified Party for such covered expenses within ten (10) business days of the Indemnified Party's delivery to the Company of an invoice therefore, with receipts attached. Such obligation of the Company to so advance funds may be conditioned upon the Company's receipt of a written undertaking from the Indemnified Party to repay such amounts within ten (10) business days after a final, non-appealable judicial determination that such Indemnified Party was not entitled to indemnification hereunder.

The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of Rodman's engagement and shall be binding on any successors or assigns of the Company and successors or assigns to all or substantially all of the Company's business or assets.

10. Notices. Except as otherwise specifically agreed, all notices and other communications made under this Agreement shall be in writing and, when delivered in person or by facsimile transmission, shall be deemed given on the same day if delivered on a business day during normal business hours, or on the first day of business day following delivery in person or by facsimile outside normal business hours, or on the date indicated on the return receipt if sent registered or certified mail, return receipt requested. All notices sent hereunder shall be sent to the representatives of the party to be noticed at the addresses indicated respectively below, or at such other addresses as the parties to be noticed may from time to time by like notice hereafter specify:

If to the Company:

Mr. Robert Rudman
President & Chief Executive Officer
SmarTire Systems, Inc.
13151 Vanier Place Suite 150
Richmond, British Columbia
Canada, V6V 2J1

If to HPC:

HPC Capital Management
200 Mansell Court East Suite 550
Atlanta, GA 30076
Attn: Paul T. Mannion, Jr.
(770) 992-6800 (Fax)

11. Entire Agreement. This Agreement contains the entire agreement between the parties. It may not be changed except by agreement in writing signed by the party against whom enforcement of any waiver, change, discharge, or modification is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

12. Survival of Representations and Warranties. The representations, warranties, acknowledgments and agreements of HPC and the Company shall survive the termination of this agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that, such severability should be ineffective if it materially changes the economic benefit of this Agreement to any party.

13. Governing Law. This Agreement shall be construed according to the laws of the State of New York and subject to the jurisdiction of the courts of said state, without application of the principles of conflicts of laws. Each of the parties' consents exclusively to personal jurisdiction in the Southern District of New York, waives any objection as to jurisdiction or venue, and agrees not to assert any defense based on lack of jurisdiction or venue. In any litigation, arbitration, or other dispute resolution arising out of or relating to this Agreement, the prevailing party shall be reimbursed by the other party (as determined by a court of competent jurisdiction) for reasonable attorneys' fees and/or arbitration costs.

14. Successors. This Agreement may not be assigned by either the Company or HPC without the prior written consent of the other party. This Agreement shall be binding upon the parties, their permitted successors and assigns.

15. Execution. This Agreement may be executed in any number of counterparts each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute a single document. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

Agreed to and accepted this 14th day of August, 2003

SmarTire Systems, Inc.	HPC Capital Management

By: /s/ Robert Rudman Name: Robert Rudman Title: President & Chief Executive Officer	By: /s/ Paul T. Mannion, Jr. Name: Paul T. Mannion, Jr. Title: President